UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
ART TECHNOLOGY GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT
     These supplemental disclosures to the Definitive Proxy Statement on Schedule 14A filed by Art Technology Group, Inc. (“Art Technology Group”) with the Securities and Exchange Commission (the “SEC”) on November 29, 2010, (the “Definitive Proxy Statement”), are being made in connection with certain litigation arising out of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 2, 2010, by and among Art Technology Group, Oracle Corporation (“Oracle”) and Amsterdam Acquisition Sub Corporation, a wholly-owned subsidiary of Oracle (the “Merger Subsidiary”), providing for the merger (the “Merger”), of the Merger Subsidiary with and into Art Technology Group.
      These supplemental disclosures to Definitive Proxy Statement are dated December 23, 2010.
     As disclosed on page 39 of the Definitive Proxy Statement, in connection with proposed merger, four purported class action complaints were filed in the Delaware Court of Chancery, New Castle County (the “Court of Chancery”), naming as defendants Art Technology Group, each member of its board of directors, Oracle and, in two cases, the Merger Subsidiary. On November 23, 2010, the Court of Chancery entered an order consolidating these matters into a single matter (the “Delaware Matter”). On December 1, 2010, the plaintiffs in the Delaware Matter filed a Verified Consolidated Amended Class Action Complaint with the Court of Chancery.
     On December 20, 2010, the Court of Chancery held a hearing on the motion by the plaintiffs in the Delaware Matter to preliminarily enjoin the stockholder vote to adopt the Merger Agreement, which was scheduled to occur at a special meeting of the stockholders of Art Technology Group (the “Special Meeting”) to be held on December 21, 2010. Following the hearing, the Court of Chancery enjoined the stockholder vote to adopt the Merger Agreement until at least 10 calendar days after Art Technology Group filed these supplemental disclosures to the Definitive Proxy Statement with the SEC.
     In accordance with the Court of Chancery’s December 20, 2010 ruling, the Special Meeting was convened on December 21, 2010. A quorum was determined to be present and the meeting was adjourned, without a vote on the merger proposal, until 10:00 a.m., local time, on January 4, 2011, at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, MA 02210.
SUPPLEMENTAL DISCLOSURES
     In connection with the Court of Chancery’s December 20, 2010 ruling, Art Technology Group is making these supplemental disclosures. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used but not defined in these supplemental disclosures have the meaning set forth in the Definitive Proxy Statement. These supplemental disclosures are not being made as part of a settlement of, and do not resolve, the Delaware Matter.
     The first full paragraph on page 32 of the Definitive Proxy Statement describes certain financial advisory and financing services provided to Art Technology Group and Oracle prior to the date of Morgan Stanley’s opinion. The following supplements such disclosure in the Definitive Proxy Statement:
     During 2007, 2008, 2009 and 2010, the Institutional Securities Group of Morgan Stanley, the parent holding company, (“Morgan Stanley ISG”) provided services to Oracle for which it was paid, respectively, approximately $900,000, $5.2 million, $4.6 million and $2.1 million. The services that Morgan Stanley ISG provided to Oracle to earn these fees included (i) commercial banking services in which Morgan Stanley ISG participated as one of several lenders in Oracle’s 2008 and 2009 credit facilities; (ii) participation as one of three joint book runners in senior note offerings in 2008 and 2009 and as senior co-manager in a senior note offering in 2010; and (iii) providing miscellaneous investment services, including in connection with foreign exchange business, derivatives transactions, cash management or money market funds. Morgan Stanley ISG accrued additional revenues during the 2007 through 2010 period of approximately $2.4 million in connection with derivative, hedging, or other trading transactions related to the above services provided to Oracle.
     Your vote is important. The deadline for voting by telephone or through the Internet is 1:00 a.m., Central Time, on January 4, 2011, the date of the adjourned Special Meeting. If you need assistance with casting or changing your vote, you should contact Art Technology Group’s proxy solicitor, Phoenix Advisory Partners, at (800) 576-4314.
     If you have previously delivered a proxy, you may revoke it at any time before the polls close at the special meeting, as adjourned, in one of three ways:
•	By sending a written, dated notice addressed to Art Technology Group’s Secretary at Art Technology Group, Inc., One Main Street, Cambridge, Massachusetts 02142, revoking the previous proxy;

•	By completing, dating and submitting a new proxy card with a later date; or

•	By attending the special meeting and voting in person.
     Attendance at the special meeting alone will not revoke a previously submitted proxy. If you have instructed a broker to vote your shares, you must follow directions received from the broker to change those instructions. If you have voted a proxy via the Internet or by telephone, you can revoke that proxy by voting again, and only your last action via the Internet or by telephone will be counted.
     Stockholders who do not wish to rescind their votes, including stockholders who have already voted in favor of the merger proposal or the adjournment proposal and do not wish to change that vote, do not need to take any further action. All shares of Art Technology Group common stock represented by properly executed proxies that are received in time for the special meeting, as adjourned, and that are not revoked, will be voted at the special meeting in the manner specified by the holder.
     Art Technology Group stockholders of record as of November 23, 2010, the record date for the special meeting, who have not yet voted and still wish to do so may vote in the manner set forth in the Proxy Statement.
     If you have questions about the merger or how to submit proxies, or need additional copies of the Proxy Statement or the enclosed proxy card or of these Additional Soliciting Materials,

you may contact Art Technology Group’s proxy solicitor, Phoenix Advisory Partners, at (800) 576-4314.
     Art Technology Group’s board of directors, which previously recommended that Art Technology Group stockholders adopt the merger agreement, unanimously reaffirms that recommendation and encourages stockholders to vote “FOR” the adoption of the merger agreement at the special meeting, as adjourned.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
     In connection with the Merger, Art Technology Group filed the Definitive Proxy Statement with the SEC on November 29, 2010 and commenced mailing the Definitive Proxy Statement and form of proxy to the stockholders of Art Technology Group. BEFORE MAKING ANY VOTING DECISION, YOU ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.
     Art Technology Group is subject to the informational requirements of the Exchange Act and files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read Art Technology Group’s SEC filings, including the Definitive Proxy Statement, through the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document Art Technology Group files with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.
     If you have any questions about this proxy statement, the special meeting or the merger or if you need assistance with the voting procedures, including casting or changing your vote, you should contact Art Technology Group’s proxy solicitor, Phoenix Advisory Partners, at (800) 576-4314.